EXHIBIT 10.33

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND

FIRST AMENDMENT TO AMENDED AND RESTATED SECURITY AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND FIRST AMENDMENT TO AMENDED AND RESTATED SECURITY AGREEMENT (this “Amendment”) is made and entered into this 14th day of May, 2007, by and among CARAUSTAR INDUSTRIES, INC., a North Carolina corporation (“Caraustar”), each subsidiary of Caraustar listed on the signature pages hereto as a “Borrower” (Caraustar and each such subsidiary shall be referred to herein, collectively, as the “Borrowers” and each individually as a “Borrower”), each subsidiary of Caraustar listed on the signature pages hereto as a “Guarantor” (each such subsidiary shall be referred to herein, collectively, as the “Guarantors” and each individually as a “Guarantor”), the financial institutions party to the Credit Agreement (as defined below) from time to time as lenders (such financial institutions, together with their respective successors and assigns, shall be referred to herein, collectively, as “Lenders” and each individually as a “Lender”), and BANK OF AMERICA, N.A., a national banking association, in its capacity as agent for the Lenders (together with its successors and assigns in such capacity, “Agent”).

Recitals:

The Borrowers, the Guarantors, the Lenders and the Agent are parties to (i) that certain Amended and Restated Credit Agreement dated as of March 30, 2006 (as at any time amended, restated, modified or supplemented, the “Credit Agreement”), pursuant to which the Agent and the Lenders have made certain revolving credit and term loans and other financial accommodations to the Borrowers, and (ii) that certain Amended and Restated Security Agreement dated as of March 30, 2006 (as at any time amended, restated, modified or supplemented, the “Security Agreement”), pursuant to which the Borrowers and the Guarantors have granted to the Agent, for the benefit of the Lenders, a continuing Lien on the Collateral to secure the Obligations.

The parties desire to amend the Credit Agreement and the Security Agreement as hereinafter set forth.

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Definitions. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Credit Agreement.

2. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) By deleting sub-clause (i) of clause (b) of Section 5.4 of the Credit Agreement and by substituting in lieu thereof the following new sub-clause (i):

(i) If requested by the Agent, together with each Borrowing Base Certificate delivered pursuant to Section 5.4(a), a schedule of each

Borrower’s Accounts created, credits given, cash collected and other adjustments to such Borrower’s Accounts since the last such schedule; provided that, if Availability is less than $10,000,000 at any time (or, after the exercise of the Financial Covenant Option and the release of the Minimum Availability Reserve, is less than $25,000,000), Borrowers will, whether or not requested by the Agent, furnish the aforementioned schedule to the Agent and each Lender on the first Tuesday that follows such failure and on each Tuesday thereafter until such time as the Accounts Reporting Requirement is subsequently met (provided that, notwithstanding the foregoing, the schedule shall only be required to include credits given and other adjustments to such Borrower’s Accounts on a monthly basis when delivered in connection with the delivery of each Borrowing Base Certificate);

(b) By deleting clause (b) of Section 7.4 of the Credit Agreement and by substituting in lieu thereof the following new clause (b):

(b) Each Obligor shall permit representatives and independent contractors of the Agent to visit and inspect any of such Obligor’s or any of its Subsidiaries’ properties, to examine such Obligor’s and Subsidiaries’ corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss such Obligor’s and Subsidiaries’ affairs, finances and accounts with their respective directors, officers and independent public accountants, at such reasonable times during normal business hours and as soon as may be reasonably desired, upon reasonable advance notice to the Borrowers’ Agent. If the Agent initiates an inspection and audit as of a date when the Average Availability as of the most recently ended fiscal month of the Obligors (i) is less than or equal to $15,000,000 (or, after the exercise of the Financial Covenant Option and the release of the Minimum Availability Reserve, is less than or equal to $30,000,000), the Obligors shall be responsible for the expense of such inspection and audit if more than 120 days have elapsed since the date of the initiation of the last inspection and audit, (ii) is less than or equal to $45,000,000 but greater than $15,000,000 (or, after the exercise of the Financial Covenant Option and the release of the Minimum Availability Reserve, is less than or equal to $60,000,000 but greater than $30,000,000), the Obligors shall be responsible for the expense of such inspection and audit if more than 180 days have elapsed since the date of the initiation of the last inspection and audit, or (iii) is greater than $45,000,000 (or, after the exercise of the Financial Covenant Option and the release of the Minimum Availability Reserve, is greater than $60,000,000), the Obligors shall be obligated to pay the expense of such inspection and audit if more than 360 days have elapsed since the date of the initiation of the last inspection and audit. In addition, when an Event of Default exists, the Agent may do any of the foregoing at the expense of the Obligors at any time during normal business hours and without advance notice.

(c) By deleting Section 7.22 of the Credit Agreement and by substituting in lieu thereof the following:

7.22 Fixed Charge Coverage Ratio.

In the event that Availability is less than $20,000,000 at any time (a “Trigger Event”), then as of the date of such Trigger Event and thereafter until such Trigger Event is cured as set forth below, the Consolidated Parties shall be required to maintain a Fixed Charge Coverage Ratio of at least 1.0 to 1.0, measured on a trailing twelve month basis as of the last day of the most recently ended fiscal month for which financial statements have been (or were required to be) delivered hereunder and, subject to the following sentence, as of the last day of each subsequent fiscal month. Following a Trigger Event, the requirement to comply with the Fixed Charge Coverage Ratio shall remain in effect unless and until the Borrowers have maintained Availability of at least $20,000,000 for a period of at least 120 consecutive days commencing after the occurrence of such Trigger Event and ending on the last day of a fiscal month, after which time the requirement to comply with the minimum Fixed Charge Coverage Ratio shall not apply unless a subsequent Trigger Event occurs. If the Obligors fail to deliver financial statements on the due date therefor (without giving effect to any cure periods), such that the Fixed Charge Covenant Ratio cannot be calculated, the Fixed Charge Covenant Ratio shall be deemed to be less than 1.0 to 1.0 until such time as the required financial statements are actually delivered. Notwithstanding anything to the contrary contained in this Section 7.22, for so long as the Borrowers have not exercised the one-time Financial Covenant Option and, consequently, the Minimum Availability Reserve of $15,000,000 continues to exist, the Fixed Charge Coverage Ratio of the Consolidated Parties shall not be tested. If the Borrowers elect to exercise the one-time Financial Covenant Option and, consequently, the Minimum Availability Reserve of $15,000,000 is released, the Fixed Charge Coverage Ratio of the Consolidated Parties shall thereafter be tested as set forth above.

(d) By deleting the word “or” from the end of clause (p) of Section 9.1 of the Credit Agreement, by deleting the period (“.”) from the end of clause (q) of Section 9.1 of the Credit Agreement and by substituting in lieu thereof “; or”, and by adding the following new clause (r) to the end of Section 9.1 of the Credit Agreement immediately following existing clause (q):

(r) Availability is less than $0 at any time and such Availability shortfall is not cured by Borrowers within three (3) Business Days after it is timely reported to Agent by Borrowers in writing, provided that Borrowers shall only be entitled to cure one Availability shortfall during any 365-day period.

(e) By deleting sub-clause (v) of clause (a) of Section 11.1 of the Credit Agreement and by substituting in lieu thereof the following new sub-clause (v):

(v) amend the definition of “Borrowing Base”, “Eligible Accounts”, “Eligible Inventory” or “Minimum Availability Reserve”;

(f) By deleting the period (“.”) at the end of clause (a) of Section 11.1 of the Credit Agreement and by substituting in lieu thereof the following language:

; provided further, that, without limiting any of the foregoing language, the written consent of Required Lenders shall be sufficient to waive any Event of Default occurring as a result of Borrowers’ violation of clause (r) of Section 9.1 (Availability shortfall).

(g) By deleting the definitions of “Applicable Margin,” “Borrowing Base” and “Net Orderly Liquidation Value” contained in Annex A to the Credit Agreement and by substituting in lieu thereof the following new definitions:

“Applicable Margin” means:

(i) with respect to Base Rate Revolving Loans and all other Obligations (other than Base Rate Term Loans and LIBOR Rate Loans), 0.25%;

(ii) with respect to Base Rate Term Loans, 0.50%;

(iii) with respect to LIBOR Revolving Loans, 1.75%; and

(iv) with respect to LIBOR Term Loans, 2.00%.

The Applicable Margins shall be adjusted (up or down) prospectively on a quarterly basis as determined by the Average Availability and Fixed Charge Coverage Ratio measured as of the last day of each fiscal quarter, based on the applicable pricing grid set forth below, commencing with the fiscal quarter ending on June 30, 2007. For purposes of calculating Average Availability for the fiscal quarter ending on June 30, 2007 only, the actual Availability on each day prior to May 15, 2007 shall be reduced by $15,000,000 to account for the institution of the Minimum Availability Reserve and the resulting effect on the Borrowing Base during the ongoing fiscal quarter.

If (a) the Fixed Charge Coverage Ratio (measured for the period of four fiscal quarters then ending) is less than 1.0 to 1.0 and (b) the Financial Covenant Option has not been exercised by the Borrowers

LEVEL	AVERAGE AVAILABILITY (measured for the fiscal quarter then ending)	LIBOR LOANS		BASE RATE LOANS
		Term Loans	Revolving Loans	Term Loans	Revolving Loans
I	Less than $5 million	2.50%	2.25%	1.00%	0.75%
II	Greater than or equal to $5 million but less than $20 million	2.25%	2.00%	0.75%	0.50%
III	Greater than or equal to $20 million	2.00%	1.75%	0.50%	0.25%

If (a) the Fixed Charge Coverage Ratio (measured for the period of four fiscal quarters then ending) is equal to or greater than 1.0 to 1.0 and (b) the Financial Covenant Option has not been exercised by the Borrowers

LEVEL	AVERAGE AVAILABILITY (measured for the fiscal quarter then ending)	LIBOR LOANS		BASE RATE LOANS
		Term Loans	Revolving Loans	Term Loans	Revolving Loans
I	Less than $5 million	2.25%	2.00%	0.75%	0.50%
II	Greater than or equal to $5 million but less than $20 million	2.00%	1.75%	0.50%	0.25%
III	Greater than or equal to $20 million but less than $35 million	1.75%	1.50%	0.25%	Zero
IV	Greater than or equal to $35 million	1.50%	1.25%	Zero	Zero

If the Financial Covenant Option has been exercised by the Borrowers and the Minimum

Availability Reserve has been released

LEVEL	AVERAGE AVAILABILITY (measured for the fiscal quarter then ending)	LIBOR LOANS		BASE RATE LOANS
		Term Loans	Revolving Loans	Term Loans	Revolving Loans
I	Less than $20 million	2.25%	2.00%	0.75%	0.50%
II	Greater than or equal to $20 million but less than $35 million	2.00%	1.75%	0.50%	0.25%
III	Greater than or equal to $35 million but less than $50 million	1.75%	1.50%	0.25%	Zero
IV	Greater than or equal to $50 million, plus a Fixed Charge Coverage Ratio of less than 1.0 to 1.0	1.75%	1.50%	0.25%	Zero
V	Greater than or equal to $50 million, plus a Fixed Charge Coverage Ratio of at least 1.0 to 1.0	1.50%	1.25%	Zero	Zero

All adjustments in the Applicable Margin shall be implemented quarterly on a prospective basis on the 3rd Business Day after receipt by the Agent of the Financial Statements and compliance certificate required under Sections 5.2(b) and (d) for each fiscal quarter. If a Default or Event of Default has occurred and is continuing at the time any reduction in the Applicable Margin is to be implemented, no reduction may occur until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.

“Borrowing Base” means, at any time, an amount equal to

(a)	the sum of:

(i)	eighty-five percent (85%) of the Net Amount of Eligible Accounts; plus

(ii)	the lesser of:

(A)	seventy percent (70%) of the Cost Value of Eligible Inventory, or

(B)	eighty-five percent (85%) of the Net Orderly Liquidation Value of Eligible Inventory;

minus

(b)	Reserves from time to time established by the Agent in its reasonable credit judgment;

provided that the aggregate Revolving Loans advanced against Eligible Inventory shall not exceed the Maximum Inventory Loan Amount.

“Net Orderly Liquidation Value” means, with reference to both Eligible Equipment and Eligible Inventory, the orderly liquidation value, net of liquidation expenses, of such Collateral, as determined and reported pursuant to an appraisal by a qualified independent appraiser selected by the Agent.

(h) By deleting the phrase “, valued at the lower of cost (on a first-in, first-out basis) or market” from the first sentence of the definition of “Eligible Inventory” contained in Annex A to the Credit Agreement.

(i) By adding the following sentence to the end of the definition of “Reserves” contained in Annex A to the credit Agreement:

Furthermore, at all times unless and until the Borrowers elect to exercise the Financial Covenant Option, “Reserves” shall be deemed to include the Minimum Availability Reserve.

(j) By adding the following new definitions of “Accounts Reporting Average Availability,” “Accounts Reporting Requirement,” “Cost Value,” “Financial Covenant Option” and “Minimum Availability Reserve” to Annex A of the Credit Agreement in proper alphabetical sequence:

“Accounts Reporting Average Availability” means, as of any date of determination, the average daily Availability during the period of 45 consecutive days then ended.

“Accounts Reporting Requirement” means the requirement that, as of any date of determination, at least one of the following conditions shall be satisfied: (a) Accounts Reporting Average Availability is equal to or greater than $25,000,000 (or, after the exercise of the Financial Covenant Option and the release of the Minimum Availability Reserve, is equal to or greater than $40,000,000) or (b) the Fixed Charge Coverage Ratio of the Consolidated Parties, measured as of the last day of the immediately preceding calendar month for the trailing twelve month period then ended, is at least 1.0 to 1.0.

“Cost Value” means, with reference to Eligible Inventory, the lower of (i) the cost of such Eligible Inventory, calculated on a first-in, first-out basis determined in accordance with GAAP, or (ii) the market value of such Eligible Inventory as of the date of determination.

“Financial Covenant Option” means the option of the Borrowers, upon prior written notice to the Agent at least three (3) Business Days prior to the end of any calendar month and effective on the first day of the calendar month which follows the month in which such notice is given, to reinstate the obligation of the Borrowers to comply with the Fixed Charge Coverage Ratio requirements contained in Section 7.22 hereof and, in connection therewith, release the Minimum Availability Reserve. This option shall not be exercisable at any time that a Default or Event of Default has occurred and is continuing.

“Minimum Availability Reserve” means a Reserve of $15,000,000, which shall remain in place unless and until the Financial Covenant Option is exercised.

3. Amendments to Security Agreement. The Security Agreement is hereby amended as follows:

(a) By deleting the definition of “Dominion Date” contained in Section 1 of the Security Agreement and by substituting in lieu thereof the following new definition:

“Dominion Date” means the date on which Agent, in accordance with the terms of a Blocked Account Agreement, gives notice to any Clearing Bank that Agent is exercising dominion over the applicable Payment Account and that withdrawals by Grantors are no longer permitted from such Payment Account, provided that, notwithstanding anything to the contrary in any Blocked Account Agreement, Agent may not give any such notice prior to the first day on which (a) Availability is less than $5,000,000 (or, after the exercise of the Financial Covenant Option and the release of the Minimum Availability Reserve, is less than $20,000,000), or (b) an Event of Default occurs.

(b) By adding the following new definition of “Inventory Appraisal Requirement” to Section 1 of the Security Agreement:

“Inventory Appraisal Requirement” means the requirement that, as determined on the last day of each Fiscal Quarter, each of the following conditions shall be satisfied: (a) Average Availability is equal to or greater than $25,000,000 (or, after the exercise of the Financial Covenant Option and the release of the Minimum Availability Reserve, is equal to or greater than $40,000,000) and (b) the Fixed Charge Coverage Ratio of the Consolidated Parties, measured for the trailing twelve month period then ending, is at least 1.0 to 1.0.

(c) By adding the following sentence to the end of Section 7 of the Security Agreement:

Notwithstanding anything contained in the foregoing sentence, Grantors shall, at their expense and upon Agent’s request, provide Agent with an appraisal of the Net Orderly Liquidation Value of all Eligible Inventory at least twice during each calendar year (but not more than once prior to June 30 of any calendar year); provided that Grantors shall not be required to pay the cost of a second such appraisal during any Fiscal Quarter that follows a Fiscal Quarter in which the Inventory Appraisal Requirement was met on the last day thereof.

4. Ratification and Reaffirmation. Each Obligor hereby ratifies and reaffirms the Obligations, each of the Loan Documents and all of such Obligor’s covenants, duties, indebtedness and liabilities under the Loan Documents.

5. Acknowledgments and Stipulations. Each Obligor acknowledges and stipulates that the Credit Agreement, the Security Agreement and the other Loan Documents executed by such Obligor are legal, valid and binding obligations of such Obligor that are enforceable against such Obligor in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by such Obligor); the security interests and liens granted by such Obligor in favor of the Agent are duly perfected, first priority security interests and Liens; and, on and as of the opening of business on May 8, 2007, the unpaid principal amount of the Revolving Loans totaled $27,000,000.00, the unpaid principal amount of the Term Loan totaled $28,680,555.57, and the face amount of all issued and outstanding Letters of Credit totaled $16,622,236.43.

6. Representations and Warranties. Each Obligor represents and warrants to the Agent and the Lenders, to induce Agent and each Lender to enter into this Amendment, that no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of such Obligor and this Amendment has been duly executed and delivered by such Obligor; and all of the representations and warranties made by such Obligor in the Credit Agreement and the Security Agreement are true and correct on and as of the date hereof.

7. References to the Credit Agreement and the Security Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Amendment, and each reference in the Security Agreement is to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Security Agreement, as amended by this Amendment.

8. Breach of Amendment. This Amendment constitutes a Loan Document, and a breach of any representation, warranty or covenant herein shall have the consequences set forth in the Credit Agreement.

9. Conditions Precedent. The effectiveness of the amendments contained in Sections 2 and 3 hereof are subject to the satisfaction of each of the following conditions precedent in a manner satisfactory to the Agent and each Lender, unless satisfaction thereof is specifically waived in writing by the Agent and each Lender:

(a) The Agent shall have received a duly executed counterpart of this Amendment from each of the parties hereto;

(b) The Agent shall have received the amendment fee described in that certain fee letter dated the date hereof among the Borrowers, the Agent and the Lenders; and

(b) No Default or Event of Default shall be in existence.

10. Expenses of the Agent. Borrowers agree to pay, on demand, all costs and expenses incurred by the Agent in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the reasonable costs and fees of the Agent’s legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

11. Effectiveness; Governing Law. This Amendment shall be effective upon acceptance by the Agent and the Lenders (notice of which acceptance is hereby waived), whereupon the same shall be governed by and construed in accordance with the internal laws of the State of Georgia.

12. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

13. No Novation, etc. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Credit Agreement, the Security Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and both the Credit Agreement and the Security Agreement, each as herein modified, shall continue in full force and effect.

14. Counterparts; Telecopied Signatures. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

15. Further Assurances. Each Obligor agrees to take such further actions as Agent shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

16. Section Titles. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

17. Release of Claims. To induce the Agent and the Lenders to enter into this Amendment, each Obligor hereby releases, acquits and forever discharges the Agent and each Lender, and all officers, directors, agents, employees, successors and assigns of the Agent and each Lender, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that such Obligor now has or ever had against the Agent or any Lender arising under or in connection with any of the Loan Documents or otherwise. Each Obligor represents and warrants to the Agent and the Lenders that such Obligor has not transferred or assigned to any Person any claim that such Obligor ever had or claimed to have against the Agent or any Lender.

18. Waiver of Jury Trial. To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

BORROWERS	CARAUSTAR INDUSTRIES, INC.

	By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Senior Vice President

CARAUSTAR CUSTOM PACKAGING GROUP, INC.

By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

CARAUSTAR RECOVERED FIBER GROUP, INC.

By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

CARAUSTAR INDUSTRIAL AND CONSUMER PRODUCTS GROUP, INC.

By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

CARAUSTAR MILL GROUP, INC.

By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

SPRAGUE PAPERBOARD, INC.

By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

GUARANTORS	PBL INC.

	By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

GYPSUM MGC, INC.

By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

McQUEENEY GYPSUM COMPANY

By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

CARAUSTAR, G.P.

By:	CARAUSTAR INDUSTRIES, INC., General Partner

	By:	/s/ Ronald J. Domanico
Ronald J. Domanico,
Senior Vice President

By:	CARAUSTAR INDUSTRIAL AND CONSUMER PRODUCTS GROUP, INC., General Partner

	By:	/s/ Ronald J. Domanico
Ronald J. Domanico,
Vice President

McQUEENY GYPSUM COMPANY, LLC

By:	McQUEENEY GYPSUM COMPANY, Sole Member

	By:	/s/ Ronald J. Domanico
Ronald J. Domanico,
Vice President

RECCMG, LLC

By:	CARAUSTAR MILL GROUP, INC., Sole Member

	By:	/s/ Ronald J. Domanico
Ronald J. Domanico,
Vice President

FEDERAL TRANSPORT, INC.

By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

AUSTELL HOLDING COMPANY, LLC

By:	CARAUSTAR INDUSTRIES, INC., Sole Member

	By:	/s/ Ronald J. Domanico
Ronald J. Domanico,
Senior Vice President

CAMDEN PAPERBOARD CORPORATION

By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

CHICAGO PAPERBOARD CORPORATION

By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

HALIFAX PAPER BOARD COMPANY, INC.

By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

CARAUSTAR CUSTOM PACKAGING GROUP (MARYLAND), INC.

By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

PARAGON PLASTICS, INC.

By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

[Signatures continued on following page]

AGENT	BANK OF AMERICA, N.A., as Agent

	By:	/s/ Walter T. Shellman
Walter T. Shellman, Senior Vice President

LENDERS		BANK OF AMERICA, N.A.

	By:	/s/ Walter T. Shellman
Walter T. Shellman, Senior Vice President

Address:
300 Galleria Parkway, Suite 800
Atlanta, Georgia 30339
Attention: Loan Administrative Officer - Caraustar
Telecopy No.: (770) 857-2947

MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services, Inc.

By:	/s/ Troy A. Oder
Name:	Troy A. Oder
Title:	Vice President

Address:
222 N. LaSalle Street, 16th Floor
Chicago, Illinois 60601
Attention: Troy Oder
Telecopy No.: (312) 499-3127

THE CIT GROUP/BUSINESS CREDIT, INC.

By:	/s/ Jang Kim
Name:	Jang Kim
Title:	Vice President

Address:
11 West 42nd Street
13th Floor
New York, New York 10036
Attention: Jang Kim
Telecopy No.: (212) 461-7762

JPMORGAN CHASE BANK, N.A.

By:	/s/ Jeff A. Tompkins
Name:	Jeff A. Tompkins
Title:	Vice President

Address:
2200 Ross Avenue, 6th Floor
Dallas, Texas 75201
Attention: Jeff Tompkins
Telecopy No.: (214) 965-2594